UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2018

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15491	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

KEMET Tower, One East Broward Blvd., Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

(954) 766-2800
(Registrant’s telephone number, including area code)

101 NE 3rd Avenue, Suite 1700, Fort Lauderdale, Florida
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On July 25, 2018, the Company held its Annual Meeting. At the Annual Meeting, three proposals were voted upon by the Company’s stockholders. The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 13, 2018. The following are the voting results for each matter submitted to the Company’s stockholders at the Annual Meeting.

1.	Election of Directors
The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve three-year terms to expire in 2021 with the following vote:

	For	Against	Abstentions	Broker Non-Votes
Dr. Wilfried Backes	37,228,124	329,807	29,524	13,767,206
Gurminder S. Bedi	37,090,067	475,719	21,669	13,767,206
Per-Olof Loof	37,140,390	420,732	26,333	13,767,206

2.	Ratification of the Appointment of Ernst & Young LLP
The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019 with the following vote:

For	Against	Abstentions	Broker Non-Votes
50,853,984	442,007	58,670	—

3.	Advisory Approval of Compensation Paid to Named Executive Officers
The stockholders of the Company approved, on an advisory basis, the compensation paid to the Company’s named executive officers with the following vote:

For	Against	Abstentions	Broker Non-Votes
36,048,542	1,470,227	68,686	13,767,206

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 25, 2018	KEMET Corporation

	By:	/s/ WILLIAM M. LOWE, JR.
William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer